Definitive Agreement
Merger of REV Technologies into QM Racing, a Wholly Owned Subsidiary of Quad M Solutions Inc.

This Definitive Agreement (the "Agreement") is made and entered into on this 18 of July 2023 (the "Effective Date") by and between REV Technologies Inc., a company incorporated under the laws of Nevada, hereinafter referred to as "REV," and QM Racing, Inc., a company incorporated under the laws of Nevada, hereinafter referred to as "QM Racing".

WHEREAS the parties wish to merge REV into QM Racing, a wholly owned subsidiary of Quad M Solutions, Inc. (referred to as “Quad M”) and establish the terms and conditions governing the merger and subsequent operations;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

Merger Consideration:

a. Upon signing of the Agreement Quad M will transfer 50 million shares of its common stock into the merged REV as part of the merger in exchange for 100% of all outstanding stock of REV Technologies.

b. QM Racing will provide a cash payment of five hundred (500) thousand US Dollars to REV Technologies as follows: $75,000 within fourteen (14) business days of execution of this agreement and $425,000 within ninety (90) calendar days of execution of this Agreement.

Voting Rights:

a. Upon signing QM Racing will grant REV Technologies 68% non-economic voting preferred shares, entitling REV Technologies to exercise significant voting power.

b. REV Technologies will have the authority to appoint its own Board of Directors (“BOD”), with the exception of Mr. Joseph Frontiere, who shall be a mandatory BOD member.

Certification of Liabilities:

The undersigned Quad M hereby certifies that all previous assets and liabilities of Quad M have been transferred and are now held in a separate subsidiary named Quad Downstream Holdings Corp.

Capital Contributions:

a. Any monies advanced beyond the initial five hundred (500) thousand US Dollars shall be considered a capital contribution by Quad M, up to a maximum amount of two (2) million US Dollars.

b. Subsequent contributions by Quad M to REV Technologies over the initial two (2) million US Dollars shall be in the form of a zero percent interest loan, which shall be due and paid solely in the event of a liquidity event of QM Racing.

c. A liquidity event is defined as an Initial Public Offering (“IPO”) of any securities or a majority sale of REV Technologies.

Sale of Ownership and Valuation Appraisal:

a. In the event that the BOD of the subsidiary decides to sell more than 25% ownership of the subsidiary, the parent company, Quad M, shall have the right to demand an independent investment banker

appraisal of the subsidiaries' valuation.

b. The expense of the valuation appraisal shall be split jointly between the parent company, Quad M, and REV Technologies.

c. If the independent investment banker appraisal determines that the valuation of the subsidiary is more than 25% higher than the offering price, the parent company may exercise its right to veto the transaction. At this point, REV Technologies can appoint its own independent investment banker to conduct a second appraisal. If the secondary appraisal is within 25% of the original offer and within 10% of the parent company's appraisal, then the transaction can proceed. If the Second appraisal is still greater than 25% the parent company Quad M can veto the transaction.

Governing Law and Jurisdiction:

a. This Agreement shall be governed by and construed in accordance with the laws of Nevada.

b. Any disputes arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Nevada.

Entire Agreement:

a. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements, whether oral or written.

[SIGNATUTE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Definitive Agreement as of the Effective Date.

REV Technologies:

DocuSigned by:
JOHN Q. SILSETH
164FB23B9E1848A...

Authorized Representative Name: John Silseth

Title: President

Date: July 18, 2023

QM Racing, Inc.:

DocuSigned by:
Joseph Frontiere
0F0E99D32CAC4FE...

Authorized Representative Name: Joseph Frontiere
Title: President
Date: July 18, 2023

Quad M Solutions, Inc.

Yakov Kogan

Authorized Representative Name: Yakov N. Kogan

Title: Board Member
Date: July 18, 2023